                              AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                         OEC COMPRESSION CORPORATION
               (f/k/a EQUITY COMPRESSION SERVICES CORPORATION)
                      Effective as of February ___, 1999


                                  ARTICLE I

                                   OFFICES

     Section 1.1 REGISTERED OFFICE. The registered office shall be in the City of Tulsa, County of Tulsa, State of Oklahoma.

     Section 1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.1 PLACE OF MEETINGS. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 ANNUAL MEETINGS. Annual meetings of shareholders, commencing with the year 1999 shall be held at such date and time as shall be determined by the Board of Directors, at which they shall elect by a plurality vote by written ballot a Board of Directors, and transact such other business as may be properly brought before the meeting.

     Section 2.3 ADVANCE NOTICE OF SHAREHOLDER BUSINESS. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 day's notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.3. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Section 2.3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.4 NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.

     Section 2.5 LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held as specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present.

     Section 2.6 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of

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

Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.7 NOTICE OF SPECIAL MEETING. Written notice of a special meeting of shareholders, stating the place, date, hour and the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting.

     Section 2.8 PURPOSE OF SPECIAL MEETINGS. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

     Section 2.9 QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

     Section 2.10 MAJORITY. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.11 ONE VOTE PER SHARE. Unless otherwise provided for in the Certificate of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a

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

record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty (20) days preceding such election of directors.

     Section 2.12 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. As set forth in Oklahoma General Corporation Act, the shareholders of the corporation may not act by written consent.

                                 ARTICLE III

                                  DIRECTORS

     Section 3.1 NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than fifteen (15). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual or a special meeting of the shareholders; provided that in the event the directors or shareholders fail to adopt such a resolution, the number of directors previously fixed shall apply until further action by the directors or shareholders. Each director shall serve until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify, except in the event of his death, resignation or removal. Directors need not be shareholders.

     Section 3.2 NOMINATION PROCEDURES. Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as Directors. Nomination of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this
Section 3.2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 day's notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation's securities which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice, (i) the name and address as they appear on the corporation's books and (ii) the class and number of shares of the corporation's securities which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in these Bylaws, and if the Chairman should so determine, the Chairman shall declare to the meeting and the defective nomination shall be disregarded.

     Section 3.3 VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and shall qualify, unless he dies, resigns or is removed prior to such time. If there are no directors in office, then an election of directors may be held in a manner provided by statute.

     Section 3.4 GENERAL POWERS. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

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

     Section 3.5 PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Oklahoma.

     Section 3.6 TIME AND PLACE OF REGULAR MEETING. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Five (5) days' notice of all regular meetings shall be given, and such notice shall state the place, date, hour and the business to be transacted at and purpose of such meeting.

     Section 3.7 CALL AND NOTICE FOR SPECIAL MEETING. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each director either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the corporation has at that time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Notice of any special meeting shall state the place, date, hour and the business to be transacted at and the purpose of such meeting.

     Section 3.8 QUORUM. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9 DESIGNATION AND AUTHORITY OF COMMITTEES. The Board of Directors may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or

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

disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 3.10 MINUTES OF COMMITTEES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.11 PARTICIPATION BY MEANS OF COMMUNICATION EQUIPMENT. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear and speak to each other. Such participation shall constitute presence in person at such meeting.

     Section 3.12 CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.13 EXPENSES OF ATTENDANCE. The directors may be paid their expenses, if any, of attendance at a meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as directed. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.14 VOTE REQUIRED FOR REMOVAL OF OFFICE.  The Board

                                      -7-
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of Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

     Section 3.15 VOTE REQUIRED FOR REMOVAL OF DIRECTORS REPLACEMENT. Except as otherwise provided in the Certificate of Incorporation or the General Corporation Act of the State of Oklahoma, any director may be removed from office, with or without cause, at any time by the holders of a majority of the shares entitled to vote at any election of directors, at any annual or special meeting of the shareholders. Upon such removal of a director, the shareholders (and not the remaining directors) shall elect a director to replace such removed director at the same shareholders' meeting at which such removal took place or at a subsequent shareholders' meeting.

                                  ARTICLE IV

                                   NOTICES

     Section 4.1 DELIVERY. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.

     Section 4.2 WAIVER. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE V

                                   OFFICERS

     Section 5.1 NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Secretary and such other officers as may be elected in accordance with the provisions of Section 5.3 of this Article. One person may hold more than one office. Officers may be, but need not be, Directors or Shareholders of the corporation.

     Section 5.2 ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section
5.3 of this Article, shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation or may be removed, with or without cause, by the Board of Directors.

     Section 5.3 OTHER OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers, including without limitation a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The chief executive officer of the corporation shall be the Chairman of the Board, the President or any other officer which the Board of Directors shall designate as such. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. The Board of Directors may, by resolution, also modify, add to, reduce or eliminate the specific powers, authority, duties or responsibilities of any officers specified in these bylaws.

     Section 5.4 CHAIRMAN OF THE BOARD AND VICE CHAIRMAN. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, powers of attorney, and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Vice Chairman, if any, shall, at the request of the Chairman or in his absence or disability, per-form the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

     Section 5.5 PRESIDENT.  The President shall be the chief

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

operating officer of the corporation and shall have general charge and active management of the business, properties and operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the Shareholders and, if there is no Chairman or Vice Chairman of the Board, or in their absence, all meetings of the Board of Directors. He shall possess the power to execute and acknowledge, in the name and under the seal of the corporation, deeds, mortgages, bonds, contracts, certificates and other instruments authorized by the Board of Directors, except as may be other-wise provided or required by law, and except as may be expressly delegated by the Board of Directors, or by these bylaws. He may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.6 VICE PRESIDENTS. Any Vice President shall, at the request of the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

     Section 5.7 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and shall record the proceedings of the Shareholders and of the Directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 5.8 TREASURER AND ASSISTANT TREASURERS. The Treasurer, if any, shall be the chief financial officer of the corporation. The Treasurer shall have or provide for the custody of the funds or other property of the corporation; whenever so required by the Board of Directors, shall render an account showing his transactions as Treasurer and the financial condition of the corporation; and, in general, shall discharge such other

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duties as may from time to time be assigned to him by the Board of Directors or the President. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 5.9 OFFICERS' BONDS. No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall cove the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

     Section 5.10 COMPENSATION. The compensation of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

                                  ARTICLE VI

                  CERTIFICATES OF STOCK, TRANSFERS OF STOCK,
                        CLOSING OF TRANSFER BOOKS AND
                           REGISTERED SHAREHOLDERS

     Section 6.1 FORM. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 1055 of Title 18 of the Oklahoma Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will be without charge to each shareholder who so requests a copy of the powers, designations,

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

preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 6.2 SIGNATURES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

     Section 6.3 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.4 TRANSFER OF STOCK. Subject to transfer restrictions permitted by Section 1055 of Title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.5 FIXING RECORD DATE. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting;

to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     Section 6.6 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for all purposes including voting, receipt of dividends and, where applicable, liability for calls and assessments, and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the corporation shall have express or other notice thereof.

                                 ARTICLE VII

                              GENERAL PROVISIONS

     Section 7.1 DECLARATION AND PAYMENT OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

     Section 7.2 RESERVES FOR DIVIDENDS. There may be set apart out of any of the funds of the corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

     Section 7.3 STATEMENT OF BUSINESS CONDITION. The Board of Directors shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

     Section 7.4 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 7.5 FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

     Section 7.6 SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal

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shall be in charge of the Secretary.  If and when so directed by the Board of
Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary of Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

     Section 7.7 BOOKS OF ACCOUNT. The books of account and other records of the corporation may be kept (subject to any provisions of Oklahoma law) at the principal place of business and chief executive office of the corporation.

     Section 7.8 CONTRACTS WITH DIRECTORS AND OFFICERS. To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

                                 ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS, DIRECTORS,
                             EMPLOYEES AND AGENTS

     A. ACTIONS BY THIRD PERSONS. To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The

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

termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a prescription that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests o the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     B. ACTIONS BY THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. EXPENSES. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection A or B of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     D. DETERMINATION. Any indemnification under the provisions of subsection A or B of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection A or B of this Article. Such determination shall be made:

          1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such

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     action, suit or proceeding; or

          2. if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          3.   by the shareholders.

     E. EXPENSE ADVANCES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an under@g by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by the provisions of this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     F. NON-EXCLUSIVE RIGHTS. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, bylaw, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     G. INSURANCE. The corporation may, to the full extent permitted by law, as amended from time to time, but only to such extent as may be determined by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     H. DEFINITIONS. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to 'fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services, by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     I. SEPARABILITY. The provisions of this Article shall be separable and the invalidity of all or any part thereof as applied to any particular type of liability or any particular person shall not preclude application of any remaining portion thereof to such situation or such person, nor application of the provisions of this Article to any other situation or person.

     J.   CONTINUATION OF INDEMNIFICATION.   The indemnification and
advancement of expenses provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     K. Notwithstanding the foregoing, the rights of indemnification hereinbefore set forth shall be deemed to extend to the fullest limits of the General Corporation Act of the State of Oklahoma, in its current form or as hereafter amended, and any successor act.

                                  ARTICLE IX

                                  AMENDMENTS

     The Bylaws may be amended or repealed, or new bylaws may be adopted, by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors,

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

or at any special meeting of the shareholders or of the Board of Directors if notice of such amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.























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